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                                                                      EXHIBIT 11


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                                                FOLEY & LARDNER LLP
                                                ATTORNEYS AT LAW

                                                WASHINGTON HARBOUR
                                                3000 K STREET, N.W., SUITE 500
                                                WASHINGTON, D.C.  20007-5143
                                                202.672.5300 TEL
                                                202.672.5399 FAX
                                                www.foley.com

                                                CLIENT/MATTER NUMBER
                                                303740-0004

                               September 23, 2004

The Phoenix Edge Series Fund
One American Row
Hartford, Connecticut 06102

          Re:  Shares of Beneficial Interest
               AIM Variable Insurance Funds

Trustees:

      We have acted as counsel to AIM Variable Insurance Funds, a Delaware statutory trust ("Acquiring Trust"), in connection with that certain Agreement and Plan of Reorganization ("Agreement") by and among (1) the Acquiring Trust, acting on behalf of AIM V.I. Mid Cap Core Equity Fund (the "Acquiring Fund");
(2) The Phoenix Edge Series Fund ("Selling Trust"), acting on behalf of Phoenix-AIM Mid-Cap Equity Series (the "Selling Fund"); and (3) Phoenix Variable Advisors, Inc., relating to the transaction contemplated by the Agreement (the "Reorganization").

      The Agreement provides for the combination of the Selling Fund with the Acquiring Fund. Pursuant to the Agreement, all of the assets of the Selling Fund will be transferred to the Acquiring Fund, the Acquiring Fund will assume the stated liabilities of the Selling Fund, and the Acquiring Trust will issue Series I shares of the Acquiring Fund to the Selling Fund's shareholders.

      The opinion expressed below is based on the assumption that a registration statement on Form N-14 ("N-14") with respect to the Series I shares of the Acquiring Fund to be issued pursuant to the Agreement (the "Acquiring Fund Shares") will have been filed by the Acquiring Trust with the Securities and Exchange Commission ("Commission") and will have become effective before the Reorganization occurs.

      We have examined the following: the Acquiring Trust's Certificate of Trust, dated December 6, 1999; the Acquiring Trust's Amended and Restated Agreement and Declaration of Trust, dated May 15, 2002, as amended; the By-laws of the Acquiring Trust, amended and restated May 15, 2002; resolutions adopted by the Acquiring Trust's Board of Trustees at a

BRUSSELS        LOS ANGELES    ORLANDO               SAN FRANCISCO       TAMPA
CHICAGO         MADISON        SACRAMENTO            SILICON VALLEY      TOKYO
DETROIT         MILWAUKEE      SAN DIEGO             TALLAHASSEE         WASHINGTON, D.C.
JACKSONVILLE    NEW YORK       SAN DIEGO/DEL MAR                         WEST PALM BEACH

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The Phoenix Edge Series Fund
September 23, 2004
Page 2 of 2

meeting held on September 13-15, 2004 as certified by the Acquiring Trust's Assistant Secretary on September 23, 2004 approving the Agreement including the transaction contemplated thereby; the Acquiring Trust's Form N-8A Notification of Registration, as amended; the Acquiring Trust's Form N-1A registration statement (File No. 33-57340 and No. 811-7452) ("Registration Statement"), and amendments thereto; a Certificate of Good Standing for the Acquiring Trust issued by the State of Delaware on September 23, 2004 ("Certificate"); pertinent provisions of the laws of Delaware; and such other records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

      Based on the foregoing examination, we are of the opinion that:

            (a) The Acquiring Trust is a statutory trust validly existing and in good standing under the Delaware Statutory Trust Act.

            (b) Acquiring Fund Shares to be issued and delivered to the Selling Fund on behalf of the Selling Fund Shareholders, as provided by the Agreement and the N-14, will be legally issued, fully paid and non-assessable.

      This letter expresses our opinion as to the Delaware Statutory Trust Act, addressing matters such as due formation and, in effect, the authorization and issuance of shares of beneficial interest, but does not extend to the securities or "Blue Sky" laws of Delaware or to federal securities or other laws.

      We consent to the use of this opinion as Exhibit 11 to the Acquiring Trust's Registration Statement on Form N-14 and to the references to this firm in such Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                                       Very truly yours,

                                                       /s/ Foley & Lardner LLP

                                                       Foley & Lardner LLP